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                                 EXHIBIT (11)(a)


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                                AUDITORS' CONSENT

The Board of Trustees

The Sessions Group -- The KeyPremier Established Growth Fund
                      and The KeyPremier Intermediate Term Income Fund:

We consent to the reference to our firm under the heading "Auditors" in the Statement of Additional Information.

                                               KPMG PEAT MARWICK LLP

Columbus, Ohio
May 20, 1997